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                                                                   EXHIBIT 23(E)

                 FORM OF CONSENT OF SCOTT & STRINGFELLOW, INC.

     We consent to the use, quotation and summarization in the Registration Statement on Form S-4 of our fairness opinion dated December __, rendered to the Board of Directors of MainStreet Financial Corporation in connection with its merger with BB&T Corporation and the use of our name, and the statements with respect to us, appearing in the Registration Statement.


                                    /s/ SCOTT & STRINGFELLOW, INC.

December __, 1998